Exhibit 10.3
AMENDED AND RESTATED SPONSOR COMPLETION GUARANTEE
(MGM MIRAGE)
     This Amended and Restated Sponsor Completion Guarantee (this “Guarantee”) dated as of April 29, 2009, is made by MGM MIRAGE, a Delaware corporation (“Completion Guarantor”), in favor of CITYCENTER HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), and BANK OF AMERICA, N.A., as collateral agent pursuant to the Collateral Agent and Intercreditor Agreement referred to below (in such capacity together with its successors, the “Collateral Agent”) for the benefit of the Beneficiaries referred to below, with reference to the following facts:
RECITALS
     A. Borrower is the owner, directly or indirectly, of the land and improvements collectively constituting the CityCenter project, currently under construction in Clark County, Nevada (the “Project”).
     B. Borrower entered into that certain Credit Agreement, dated as of October 3, 2008 (as amended, modified or restated, the “Credit Agreement”), with the lenders referred to therein (collectively, the “Lenders”) and Bank of America, N.A., as the administrative agent for the Lenders (in such capacity together with its successors, the “Administrative Agent”).
     C. Borrower also entered into that certain Collateral Agent and Intercreditor Agreement, dated as of October 3, 2008 (as it may be amended, modified or restated from time to time, the “Collateral Agent and Intercreditor Agreement”), with the Collateral Agent and the Administrative Agent, pursuant to which the Collateral Agent agreed to act as collateral agent for the Beneficiaries.
     D. Completion Guarantor and Dubai World, a Dubai, United Arab Emirates government decree entity (“Dubai World”), each indirectly own 50% of the issued and outstanding membership units in Borrower. Accordingly, Completion Guarantor and Dubai World are interested in the completion of the Project and the financial success of Borrower.
     E. As a condition to the making of Loans under the Credit Agreement, Completion Guarantor and Dubai World each entered into a Sponsor Completion Guarantee, dated October 31, 2008, providing several (and not joint or joint and several) completion guarantees each with a liability limit of $600,000,000 (with respect to Completion Guarantor, the “Original Guarantee”, with respect to Dubai World, the “Dubai World Completion Guarantee”, and together, the “Sponsor Completion Guarantees”).
     F. Administrative Agent, Borrower and Bank of America, N.A., as disbursement agent (in such capacity together with its successors, the “Disbursement Agent”), entered into that certain Disbursement Agreement, dated October 31, 2008 (as it may be amended, modified or restated from time to time, the “Disbursement Agreement”), pursuant to which such parties have agreed, inter alia, as to disbursement procedures for various sources of capital referred to above, including without limitation the proceeds of draws under the Sponsor Completion Guarantees.

     G. Borrower, the Lenders and the Administrative Agent are entering into that certain Amendment No. 2 to Credit Agreement, dated as of the date hereof, (as amended, modified or restated, the “Amendment No. 2 to Credit Agreement”), pursuant to which, inter alia, certain obligations of Borrower and commitments of the Lenders to make or continue certain loans and issue letters of credit will be modified.
     H. It is a condition precedent to the execution of Amendment No. 2 to Credit Agreement that Completion Guarantor enter into this Guarantee to (i) guarantee the completion of the Project without any liability limit (excluding only any obligations under that certain Sponsor Contribution Agreement (Dubai World), dated as of October 31, 2008, as amended (as may be further amended from time to time, the “Dubai World Sponsor Contribution Agreement), but including to ensure the payment of any Cost Overruns (as such term is defined herein)), and (ii) secure its obligations under this Guarantee by having a Subsidiary grant to the Collateral Agent for the benefit of the Secured Parties a first-priority lien and security interest in certain real and personal property owned by such Subsidiary.
AGREEMENT
     In order to induce the Beneficiaries to enter into the Transaction Documents and to make the credit extensions contemplated by such documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Completion Guarantor, as primary obligor and not merely as surety, hereby unconditionally and irrevocably covenants and agrees for the benefit of Borrower and the Beneficiaries as follows:
     1. Certain Defined Terms. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement unless specifically defined herein. In addition to the terms defined in the preamble and the recitals to this Guarantee and in the body of this Guarantee, the following terms shall have the following respective meanings when used herein:
     “Accounts” has the meaning set forth in the Disbursement Agreement.
     “Beneficiaries” means:
          (a) the Collateral Agent;
          (b) the Administrative Agent, together with the Lenders; and
          (c) the Junior Capital Representative and the Junior Capital Lenders if and, to the extent rights under this Guarantee are granted by Borrower under the Junior Capital Documents.
     “Completion Costs” has the meaning set forth in Section 2.1(a) hereof.
     “Completion Date” has the meaning set forth in the Disbursement Agreement.
     “Completion Guarantee Draw Amount” means, as of any Monthly Draw Date, an amount equal to the amount by which the Final Draw Amount for such Monthly Draw Date exceeds the amount of funds that are then available in the Accounts to fund the Final Draw Amount being requested for disbursement on such Monthly Draw Date except to the extent that such deficiency was caused by any Dubai World Sponsor Contribution Failure.
     “Completion Guarantee Draw Event” means the insufficiency of funds, for any reason (except to the extent that such deficiency was caused by any Dubai World Sponsor Contribution Failure), (a) as of any Monthly Draw Date, available in cash to the Disbursement Agent in the Accounts (giving effect to the request for funds set forth in the Final Draw Request for such Monthly Draw Date) to fund the Final Draw Amount being requested for disbursement on such Monthly Draw Date, or (b) as of any date, to fund Construction Payables.
     “Construction Payables” means the unpaid amount of any claims made by any contractors, subcontractors, materialmen, vendors or other legitimate claimants made in respect of works of improvement, which have been conducted in furtherance of the Project and take priority over the Deed of Trust as reflected on date down title endorsements in the form of Exhibit J to the Disbursement Agreement received by the Disbursement Agent; provided that any such claim that is the subject of a bona fide dispute between Borrower and the claimant, or is covered by a bond insuring the payment of such claim, in either case, to the reasonable satisfaction of the Disbursement Agent, shall not be considered a “Construction Payable”.
     “Cost Overruns” means the amount of any and all construction costs for the Project that exceed the total construction and other project-related costs budgeted for the Project as set forth under the heading “Revised Project Budget” on Exhibit A hereto.
     “Credit Default” has the meaning set forth in the Disbursement Agreement.
     “Dubai World Sponsor Contribution Agreement” has the meaning set forth in the recitals.
     “Dubai World Sponsor Contribution Failure” shall mean any failure by Dubai World to honor its funding obligations under the Dubai World Sponsor Contribution Agreement, including any successful effort on Dubai World’s part to restrain, rescind, or recover any letters of credit posted under the Dubai World Sponsor Contribution Agreement or any payments made under any such letters of credit.
     “Eurodollar Business Day” has the meaning set forth in the Disbursement Agreement.
     “Facility Agreements” has the meaning set forth in the Disbursement Agreement.
     “Final Draw Amount” has the meaning set forth in the Disbursement Agreement.
     “Final Draw Request” has the meaning set forth in the Disbursement Agreement.
     “Guaranteed Obligations” means the obligations of Completion Guarantor under this Guarantee.
     “Junior Capital Lenders” has the meaning set forth in the Disbursement Agreement.
     “Junior Capital Representative” has the meaning set forth in the Disbursement Agreement.

     “Monthly Draw Date” has the meaning set forth in the Disbursement Agreement.
     “Secured Obligations” has the meaning set forth in the Collateral Agent and Intercreditor Agreement.
     “Sponsors” means Completion Guarantor and Dubai World.
     2. Completion Guarantee Draw Event Payments. Completion Guarantor hereby irrevocably agrees as follows:
          2.1 Except solely to the extent of Construction Payables and other costs that could not be paid by virtue of any Dubai World Sponsor Contribution Failure. Completion Guarantor hereby guarantees the completion of the Project, including with respect to the payment of any Cost Overruns (collectively, the “Completion Costs”) in accordance with the procedures set forth below. Subject to the procedures set forth in Section 3 below, upon the occurrence of a Completion Guarantee Draw Event, Completion Guarantor shall make a payment to the Disbursement Agent in an amount equal to the Completion Guarantee Draw Amount.
          2.2 The obligations of Completion Guarantor are independent of and in addition to any other obligations of Completion Guarantor relating to Borrower or the Project. For the avoidance of doubt, no other equity or debt investments made by Completion Guarantor or any of its Subsidiaries in Borrower or any of its Subsidiaries (including without limitation any proceeds of the Sponsor Equity Commitment or the Sponsor Subordinated Debt) or other payments made by Completion Guarantor or its Subsidiaries to or for the benefit of Borrower or any of its Subsidiaries shall reduce or otherwise affect the amount of funds available to be drawn under this Guarantee.
     3. Completion Guarantee General Procedures; Draws.
          3.1 If, as of the date that is three (3) Eurodollar Business Days prior to any Monthly Draw Date, it is anticipated that a Completion Guarantee Draw Event will occur as of the Monthly Draw Date, then the Disbursement Agent shall be entitled to make demand on Completion Guarantor hereunder for payment of costs associated with completing the construction of the Project (including any Cost Overruns) in an amount equal to the Completion Guarantee Draw Amount. The Disbursement Agent may also make demand hereunder on a date which is not a Monthly Draw Date upon the presentation of supporting documentation for Construction Payables, and any such demand shall be payable by Completion Guarantor within ten (10) Eurodollar Business Days.
          3.2 Upon receipt of a demand from the Disbursement Agent under Section 3.1 and subject to Section 3.5, Completion Guarantor shall make the requested payment by wire transfer of immediately available funds to the Borrower through deposit into the Sponsor Proceeds Account no later than the corresponding Monthly Draw Date (or, in the case of any demand relating to Construction Payables, within ten (10) Eurodollar Business Days). Each such payment so deposited into the Sponsor Proceeds Account will be disbursed by the Disbursement Agent for the Borrower’s benefit in accordance with the terms of the Disbursement Agreement.

          3.3 Completion Guarantor agrees that its Completion Guarantee obligations shall not be affected by any exercise of remedies by any Beneficiary, and that this Guarantee shall continue to be enforceable against Completion Guarantor until it terminates in accordance with Section 35. Completion Guarantor’s obligation to fund the Completion Guarantee Draw Amount in accordance with the terms hereof shall be irrevocable and unconditional, including notwithstanding any (x) deterioration in the financial condition of Borrower, including any bankruptcy or similar proceeding of Borrower or any of its subsidiaries, (y) elimination or transfer of Completion Guarantor’s ownership interest in Borrower, including in connection with any bankruptcy or similar proceeding or (z) any deemed satisfaction of (or any failure by Dubai World to fund any of) Dubai World’s obligations under the Dubai World Completion Guarantee.
          3.4 Notwithstanding any other provision of this Guarantee to the contrary, the Completion Guarantee is not a guarantee of the Indebtedness incurred by the Loan Parties under the Transaction Documents.
          3.5 [Intentionally Omitted]
          3.6 Completion Guarantor may effect its funding obligations hereunder through fundings by itself or one or more of its direct or indirect Subsidiaries. Without affecting any different arrangement between Dubai World and Guarantor, insofar as their relationship as members of Borrower may be concerned, each funding made pursuant to the Completion Guarantee (whether made by Sponsor directly or through a Subsidiary) shall be deemed to constitute a contribution to the equity capital to Borrower.
     4. Security for Guarantee. This Guarantee is secured by a Deed of Trust in the form of Exhibit B attached hereto and incorporated herein by this reference (the “Circus Deed of Trust”), dated as of the date of this Guarantee pertaining to the real and personal property located at the address(es) listed on Exhibit C attached hereto and incorporated herein by this reference (the “Collateral”). In the event that the Collateral Agent exercises its rights with respect to the Collateral as provided herein and in the Circus Deed of Trust, the parties agree, without in any manner limiting the scope of this Completion Guaranty or the rights in the Collateral, that the proceeds of the Collateral shall be deemed to be applied first to satisfy Completion Guarantor’s obligations under this Completion Guarantee with respect to the first $300,000,000 of Completion Costs required to be paid under the provisions of this Completion Guarantee and then, to satisfy the remaining Completion Costs (including any Cost Overruns). For avoidance of doubt, none of such Collateral proceeds may be used to satisfy any obligations of Dubai World under the Dubai World Sponsor Contribution Agreement. Without limiting the generality of the other provisions of this Completion Guarantee, in the event of the occurrence of any event of default under the Circus Deed of Trust that, in the reasonable judgment of the Collateral Agent, impairs the value of the Collateral in an amount not less than $25,000,000, the Beneficiaries shall be deemed to have an accelerated obligation under this Completion Guarantee in the amount of Completion Guarantor’s estimated liability under this Completion Guarantee (which in no circumstances shall be less than $500,000,000), and the Collateral Agent shall be entitled, but not obligated, and may act (or refrain from acting) as it determines in its sole and absolute discretion, to pursue a foreclosure of the Circus Deed of Trust and/or to pursue any other rights, powers, and/or remedies under the Circus Deed of Trust, this Completion Guarantee, and/or applicable law.

     5. Nature of Guarantee. This Guarantee is irrevocable and continuing in nature and relates to any Guaranteed Obligations now existing or hereafter arising. This Guarantee is a guarantee of prompt and punctual payment and performance and is not merely a guarantee of collection.
     6. Relationship to Other Agreements. Except as specifically noted herein, nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other Transaction Document, including without limitation the Sponsor Contribution Agreements and the Sponsor Subordination Agreement, executed by Completion Guarantor or any other document, instrument or agreement executed by Completion Guarantor in connection with the Project, but each and every term and condition hereof shall be in addition thereto.
     7. Subordination of Indebtedness of Borrower to Completion Guarantor. Completion Guarantor represents and warrants that, as of the date hereof, Borrower and its Subsidiaries do not have any indebtedness owing to Completion Guarantor other than the portion of the Sponsor Subordinated Debt that has already been advanced to Borrower in connection with funding construction of the Project. Completion Guarantor hereby agrees that all indebtedness now or hereafter owed by Borrower or any of its Subsidiaries to Completion Guarantor or any of its Subsidiaries shall be subordinated in right of payment to the Senior Indebtedness (as defined in the Sponsor Subordination Agreement) as and to the extent provided in the Sponsor Subordination Agreement, and all such present or future indebtedness of Borrower or any of its Subsidiaries shall be subject to the Sponsor Subordination Agreement. To the extent that, contrary to the intention of the parties, any amount funded by Completion Guarantors (directly or through Subsidiaries) is ever construed to be indebtedness, then any reimbursement obligations of Borrower to Completion Guarantor or its Subsidiaries that may result from the funding of Completion Guarantee Draw Amounts hereunder, shall be likewise subordinated.
     8. Statutes of Limitations and Other Laws. Until the Guaranteed Obligations have been paid and performed in full or this Guarantee terminates in accordance with Section 33, all the rights, privileges, powers and remedies granted to the Beneficiaries hereunder shall continue to exist and may be exercised by the Beneficiaries at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. Completion Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of Property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.
     9. Waivers and Consents. Completion Guarantor consents and agrees that the Beneficiaries may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof, including, without limitation, any increase or decrease of the rate(s) of interest thereon and any increase or decrease in the principal amount of the Secured Obligations; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Secured Obligations or any part thereof, or any of the Transaction Documents to which Completion Guarantor is not a party or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Transaction Documents or the Secured Obligations or any part thereof; (d) accept partial payments on the Secured Obligations; (e) receive and hold additional security or guarantees for the Secured Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Beneficiaries in their discretion may determine; (g) release any Person from any personal liability with respect to the Secured Obligations or any part thereof; (h) settle, release on terms satisfactory to the applicable Beneficiary or by operation of applicable Laws or otherwise liquidate or enforce any of the Secured Obligations and any security or guarantee therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate or other existence of Borrower or any other Obligor, and correspondingly restructure the Secured Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Completion Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guaranteed Obligations.
     The Collateral Agent, on behalf of the Beneficiaries, may enforce this Guarantee independently of any other remedy or security the Beneficiaries at any time may have or hold in connection with the Secured Obligations. Completion Guarantor expressly waives any right to require the Beneficiaries to marshal assets in favor of Borrower, Completion Guarantor or any other Person, and agrees that the Beneficiaries may proceed against Borrower or any other Person, or upon or against any security or remedy, before proceeding to enforce this Guarantee, in such order as they shall determine in their discretion. The Collateral Agent, on behalf of the Beneficiaries, may file a separate action or actions against Borrower and/or Completion Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Completion Guarantor agrees that the Beneficiaries and Borrower and any Affiliates of Borrower may deal with each other in connection with the Secured Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the effectiveness and enforceability of this Guarantee. The Beneficiaries’ rights hereunder shall be reinstated and revived, and the enforceability of this Guarantee shall continue, with respect to any amount at any time paid on account of the Guaranteed Obligations which thereafter shall be required to be restored or returned by the Beneficiaries upon the bankruptcy, insolvency or reorganization of Borrower, Completion Guarantor or any other Person, or otherwise, all as though such amount had not been paid. The rights of the Beneficiaries created or granted herein and the enforceability of this Guarantee with respect to Completion Guarantor at all times shall remain effective to guarantee the full amount of all the Guaranteed Obligations even though the Secured Obligations, or any part thereof, or any security or guarantee therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other Loan Party or any other guarantor or surety and whether or not Borrower or any other Loan Party shall have any personal liability with respect thereto. Completion Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower or any other Loan Party with respect to the Secured Obligations, (b) the unenforceability or invalidity of any security or guarantee for the Secured Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Secured Obligations, (c) the cessation for any cause whatsoever of the liability of Borrower or any other Loan Party (other than by reason of the full payment and performance of all the Secured Obligations and the termination of all commitments under the Transaction Documents), (d) any failure of the Beneficiaries to marshal assets in favor of Borrower, any other Loan Party or any other Person, (e) any failure of the Beneficiaries to give notice of sale or other disposition of any collateral securing any Obligation to Completion Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of any collateral securing any Obligation, (f) any failure of the Beneficiaries to comply with applicable Laws in connection with the sale or other disposition of any collateral securing any Obligation or other security for any Obligation, including without limitation, any failure of the Beneficiaries to conduct a commercially reasonable sale or other disposition of any collateral securing any Obligation or other security for any Obligation, (g) any act or omission of the Beneficiaries or others that directly or indirectly results in or aids the discharge or release of Borrower or any other Loan Party or the Secured Obligations or any security or guarantee therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of the Beneficiaries to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by the Beneficiaries, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code of the United States, (l) any use of cash collateral under Section 363 of the Bankruptcy Code of the United States, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of the Beneficiaries for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Secured Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted in paragraph 40.495 of the Nevada Revised Statutes (“NRS”), the benefits of the one-action rule under NRS Section 40.430, or (q) any action taken by the Collateral Agent that is authorized by this Section or any other provision of any Transaction Document. Without limiting the generality of any of the foregoing, in the event of any dissolution or insolvency of Completion Guarantor, the general inability of Completion Guarantor to pay debts as they mature, an assignment by Completion Guarantor for the benefit of creditors, the institution of any proceeding by or against Completion Guarantor alleging Completion Guarantor is insolvent or unable to pay its debts as they mature, and such event occurs prior to the Completion Date, the Beneficiaries shall be deemed to have an accelerated obligation under this Completion Guarantee in the amount of Completion Guarantor’s estimated liability under this Completion Guarantee (which in no circumstances shall be less than $500,000,000), and the Collateral Agent shall be entitled to file a proof of claim and otherwise pursue the allowance and recovery of such a claim (and take any and all other actions in connection therewith) in any such proceeding. Completion Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guarantee or of the existence, creation or incurrence of new or additional Secured Obligations.

     10. Condition of Borrower and other Obligors. Completion Guarantor represents and warrants to the Beneficiaries that Completion Guarantor has established adequate means of obtaining from Borrower and each other Obligor, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and each other Obligor and their properties, and Completion Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and each other Obligor and their properties. Completion Guarantor hereby expressly waives and relinquishes any duty on the part of the Beneficiaries (should any such duty exist) to disclose to Completion Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or each other Obligor or their properties, whether now known or hereafter known by the Beneficiaries during the life of this Guarantee.
     11. Liens on Real Property. Completion Guarantor expressly waives any defenses to the enforcement of this Guarantee or any rights of the Beneficiaries created or granted hereby or to the recovery by the Beneficiaries against Borrower, any other Loan Party or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale because all or any part of the Secured Obligations are secured by real property. This means, among other things: (1) the Beneficiaries may collect from Completion Guarantor without first foreclosing on any real or personal property collateral pledged by the Loan Parties or by Completion Guarantor; (2) if the Beneficiaries foreclose on any real property collateral pledged by the Loan Parties or by Completion Guarantor: (A) the amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) the Beneficiaries may collect from Completion Guarantor even if the Beneficiaries, by foreclosing on the real property collateral, have destroyed any right Completion Guarantor may have to collect from the Loan Parties. This is an unconditional and irrevocable waiver of any rights and defenses Completion Guarantor may have because all or any part of the Secured Obligations are secured by real property. Completion Guarantor expressly waives any defenses or benefits that may be derived from NRS Section 40.430 and judicial decisions relating thereto, and NRS Sections 40.451, 40.455, 40.457 and 40.459, and all other suretyship defenses it otherwise might or would have under Nevada Law or other applicable Law. Completion Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein subject to any such deeds of trust or mortgages or other instruments and Completion Guarantor’s or any other Person’s failure to receive any such notice shall not impair or affect Completion Guarantor’s obligations hereunder or the enforceability of this Guarantee or any rights of the Beneficiaries created or granted herein.
     12. Subrogation, Indemnification and Contribution. Completion Guarantor hereby defers and subordinates, until all of the Secured Obligations have been indefeasibly paid and performed in full and any commitments with respect to the Secured Obligations are terminated, (i) all rights to indemnification by the Loan Parties in respect of any payments made by Completion Guarantor hereunder, (ii) all subrogation rights arising out of the making of such payments, and all other similar rights which may arise in favor of Completion Guarantor against any Loan Party, (iii) all rights to set off against the assets of any Loan Party, and (iv) all rights to reimbursement, to exoneration or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Completion Guarantor may have or hereafter acquire against any Loan Party in connection with or as a result of Completion Guarantor’s execution, delivery and performance of this Guarantee. Without limiting the effect of the foregoing waivers or any of the obligations of Completion Guarantor hereunder, provided the Dubai World Completion Guarantee is reinstated, the Collateral Agent acknowledges that Completion Guarantor may have a right of contribution against Dubai World in connection with Dubai World’s failure to perform its obligations under the Dubai World Completion Guarantee.
     13. Understandings with Respect to Waivers and Consents. Completion Guarantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Completion Guarantor otherwise may have against Borrower, any other Loan Party, any Beneficiary or others, or against any collateral securing any Obligation, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. Completion Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Guarantee and the waivers and consents set forth herein, or has made an informed decision not to do so. If this Guarantee or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, this Guarantee and such waivers and consents shall be effective to the maximum extent permitted by Law.
     14. Representations and Warranties.
          14.1 Completion Guarantor hereby makes each and every representation and warranty set forth in its Sponsor Contribution Agreement as if set forth in full herein.
          14.2 Completion Guarantor represents and warrants that there is no equitable or legal defense to the enforcement of this Guarantee against Completion Guarantor which has not been effectively waived to the extent legally possible.
          14.3 The execution, delivery and performance of this Guarantee do not (i) violate any provisions of law or any order or any court or other agency of government, (ii) contravene any provision of any material contract or agreement to which Completion Guarantor is a party or by which Completion Guarantor or Completion Guarantor’s assets are bound, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature upon an property, asset or revenue of Completion Guarantor except pursuant to or as set forth in the Deed of Trust.
          14.4 All consents, approvals, orders and authorizations of, and registrations, declarations and filings with, any governmental agency or authority or other person or entity, if any, which are required to be obtained in connection with the execution and delivery of this Guarantee or the performance of Completion Guarantor’s obligations hereunder have been obtained, and each is in full force and effect.

          14.5 Completion Guarantor has paid all taxes and other charges imposed by any governmental agency or authority due and payable by Completion Guarantor other than those that are being challenged in good faith by appropriate proceedings.
     15. Financial Reporting. Completion Guarantor shall deliver to the Collateral Agent the financial statements required to be delivered under its Sponsor Contribution Agreement, in form and detail and on the dates required thereunder.
     16. Delegations and Assignments.
          16.1 This Guarantee shall inure to the benefit of the successors and assigns of the Beneficiaries who shall have, to the extent of their interest, the rights of Beneficiaries hereunder.
          16.2 This Guarantee is binding upon Completion Guarantor and its successors and assigns. Completion Guarantor is not entitled to assign or delegate its obligations hereunder to any other person without the written consent of the Collateral Agent, except that Completion Guarantor may delegate its obligation to fund Completion Guarantee Draw Amounts hereunder to any of its wholly-owned direct or indirect Subsidiaries so long as such Subsidiary is a party to the Sponsor Subordination Agreement; provided, however, under no circumstances shall such delegation relieve Completion Guarantor of its obligations under this Guarantee.
     17. Additional Waiver. No delay on the part of any Beneficiary in exercising any of its rights (including those hereunder) and no partial or single exercise thereof and no action or non-action by any Beneficiary, with or without notice to Completion Guarantor or anyone else, shall constitute a waiver of any rights or shall affect or impair this Guarantee.
     18. Interpretation. The section headings in this Guarantee are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.
     19. Notices. All notices in connection with this Guarantee shall be given in the same manner provided for in Section 10.02 of the Credit Agreement.
     The address of Completion Guarantor for notices is:
MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: Dan D’Arrigo
Executive Vice President and Chief Financial Officer
Telecopier: (702) 693-7628

     With a copy to:
MGM MIRAGE
3600 Las Vegas Boulevard South
Las Vegas, Nevada 89109
Attention: Gary N. Jacobs
Executive Vice President, General Counsel and Secretary
Telecopier: (702) 693-7628
     The address of the Collateral Agent for notices is:
Bank of America, N.A.
Agency Management
Mail Code: TX1-492-14-11
Bank of America Plaza
901 Main St, 14th Floor
Dallas, TX 75202-3714
Attention: Maurice Washington, Vice President
Telecopier: (214) 290-9544
     With a copy to:
Bank of America, N.A.
Special Assets Group
Mail Code: TX1-492-66-01
901 Main Street, 66th Floor
Dallas, TX 75202
Attn: Jack Woodiel
Telecopier: (214) 290-9475
Telephone: (214) 209-0955
jack.woodiel@bankofamerica.com
     And to:
Mayer Brown LLP
71 S. Wacker Drive
Chicago, IL 60606
Attn: Thomas S. Kiriakos
Telecopier: (312) 706-8232
Telephone: (312) 701-7275
tkiriakos@mayerbrown.com
     20. Costs and Expenses. Completion Guarantor agrees to pay to the Collateral Agent all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Collateral Agent in the enforcement or attempted enforcement of this Guarantee, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (including the reasonably allocated cost of legal counsel employed by the Collateral Agent), incurred or paid by the Collateral Agent in exercising any right, privilege, power or remedy conferred by this Guarantee, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guaranteed Obligations (and shall not be subject to any liability cap) and shall be paid to the Collateral Agent by Completion Guarantor, immediately upon demand, together with interest thereon at the Default Rate provided for under the Credit Agreement,
     21. Construction of this Guarantee. This Guarantee is intended to give rise to absolute and unconditional obligations on the part of Completion Guarantor; hence, in any construction hereof, notwithstanding any provision of any Transaction Document to the contrary, this Guarantee shall be construed strictly in favor of the Beneficiaries in order to accomplish its stated purpose.
     22. Liability. Completion Guarantor and by its acceptance hereof the Beneficiaries hereby confirm that it is the intention of all such parties that the guarantees by Completion Guarantor pursuant to this Guarantee do not constitute a fraudulent transfer or conveyance for purposes of any federal or state Law. To effectuate the foregoing intention, and notwithstanding any other provision of this Guarantee to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate Completion Guarantor’s obligations under this Guarantee under any fraudulent conveyance, fraudulent transfer theory, or any other theory under any law, including whether under state or federal law, Completion Guarantor, automatically and without any further action being required of such Completion Guarantor or the Collateral Agent, shall be liable under this Guarantee only for an amount equal to the maximum amount of liability that could have been incurred under applicable law by the Completion Guarantor under any guarantee of the Guaranteed Obligations (or any portion thereof) at the time of the execution and delivery of the Original Guarantee as such term is defined herein (or, if such date is determined not to be the appropriate date for determining the enforceability of such Completion Guarantor’s obligations hereunder for fraudulent conveyance or transfer (or similar avoidance) purposes, on the date determined to be so appropriate) without rendering such a hypothetical Guarantee voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being any such Completion Guarantor’s “Maximum Completion Guarantee Amount”), and not for any greater amount, as if the stated amount of this Guarantee as to such Completion Guarantor had instead been the Maximum Completion Guarantee Amount. This Section is intended solely to preserve the rights of the Collateral Agent and other Beneficiaries under this Guarantee to the maximum extent not subject to avoidance under applicable law, and neither any Completion Guarantor nor any other person or entity shall have any right or claim under this Section with respect to the limitation described in this Guarantee, except to the extent necessary so that the obligations of any Completion Guarantor under this Guarantee shall not be rendered voidable to the detriment of the Beneficiaries under applicable law.. The liability of Completion Guarantor hereunder is independent of any other guarantees at any time in effect with respect to all or any part of the Guaranteed Obligations, including the Dubai World Completion Guarantee, and Completion Guarantor’s liability hereunder may be enforced regardless of the existence of any such guarantees. Any termination by or release of Completion Guarantor in whole or in part shall not affect the continuing liability of any other guarantor, and no notice of any such termination or release shall be required. The execution hereof by Completion Guarantor is not founded upon an expectation or understanding that any other guarantee of the Guaranteed Obligations will ultimately be enforceable.
     23. Amendments. This Guarantee may be amended only with the written consent of Completion Guarantor, Borrower and the Collateral Agent.
     24. Counterparts. This Guarantee may be executed in one or more duplicate counterparts, and when executed and delivered by all of the parties listed below shall constitute a single binding agreement.
     25. Enforcement. At any time that Completion Guarantor fails to fund, on a timely basis, the Completion Guarantee Draw Amount after receipt of a proper demand hereunder, the Collateral Agent shall be entitled to seek remedies against Completion Guarantor to compel the funding of its obligations hereunder. The Collateral Agent may exercise any remedy available at law or equity to enforce this Guarantee, including, without limitation, the following:
          (a) Specific Performance. The Collateral Agent may seek an order for specific performance of Completion Guarantor’s funding obligations. Completion Guarantor agrees that money damages would be an inadequate remedy for breach of its funding obligations hereunder and hereby agrees in advance to an order of specific performance enforcing any or all of such obligations; and
          (b) Foreclosure. The Collateral Agent may proceed to foreclose against the Collateral pursuant to the Deed of Trust. The proceeds of any Collateral secured by the Deed of Trust shall be deemed to be applied in the order of priority set forth in Section 4 hereof.
     26. Collateral Agent. Completion Guarantor acknowledges that, pursuant to the Collateral Agent and Intercreditor Agreement, the Collateral Agent has been appointed as the exclusive agent of the Beneficiaries to exercise or enforce their rights, remedies, privileges and powers under this Guarantee and to otherwise act on their behalf in all matters related hereto. Completion Guarantor shall respect and treat any and all actions so taken by the Collateral Agent as if taken by the Beneficiaries. Only the Collateral Agent may take any action, on behalf of the Beneficiaries, to enforce this Guarantee against Completion Guarantor.
     27. Not a Contract to Make a Loan, Etc. This Guarantee shall not be deemed to be a contract to make a loan, or extend other debt financing or financial accommodation, for the benefit of Borrower or to issue a security of Borrower within the meaning of Section 365(c)(2), (e)(2)(B) of the United States Bankruptcy Code.
     28. Governing Law; Jurisdiction; Etc.
          28.1 GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA.
          28.2 SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE

STATE OF NEVADA SITTING IN CLARK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF NEVADA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEVADA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTEE SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AGAINST COMPLETION GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          28.3 WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 28.2 OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMUTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          28.4 SERVICE OF PROCESS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 19. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     29. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     30. Integration of Terms. This Guarantee contains the entire agreement between Completion Guarantor and the Beneficiaries relating to the subject matter hereof and supersedes all oral statements and prior writings with respect hereto.
     31. No Defense. Completion Guarantor expressly agrees that its continuing, several liability for the Guaranteed Obligations shall not be affected or diminished in any way by any defense, including, without limitation, any sovereign immunity defense, Dubai World may possess or assert with respect to Dubai World’s obligations under the Dubai World Completion Guarantee. The execution hereof by Completion Guarantor is not founded upon an expectation or understanding that Dubai World will not possess or assert any sovereign immunity defense or any other defense with respect to payment under the Dubai World Completion Guarantee. It is understood and agreed that nothing in this Section shall diminish or otherwise detract from Completion Guarantor’s waivers of defenses set forth in this Guarantee.
     32. Non-Involvement of Tracinda. The parties hereto acknowledge that neither Kirk Kerkorian nor Tracinda Corporation, individually or collectively, is a party to this Guarantee or any other Loan Document. Accordingly, the parties hereto hereby agree that in the event (i) there is any alleged breach or default by Completion Guarantor under this Guarantee or any other Loan Document, or (ii) any party hereto has any claim arising from or relating to this Guarantee or any other Loan Document, no party hereto, nor any party claiming through it (to the extent permitted by applicable Law), shall commence any proceedings or otherwise seek to impose any liability whatsoever against Mr. Kerkorian or Tracinda Corporation by reason of such alleged breach, default or claim.
     33. Termination. Completion Guarantor and the Collateral Agent acknowledge that there are procedures set forth in Section 3.9.5 of the Disbursement Agreement for the termination of this Guarantee by the Collateral Agent in its sole discretion and that so long as Collateral Agent has not received a notice from any Beneficiary or the Disbursement Agent objecting to such a termination, the Collateral Agent shall be entitled to agree to such a termination in accordance with the terms of Section 3.9.5 of the Disbursement Agreement and no Beneficiary shall thereafter have any claim against the Collateral Agent in connection therewith.
     34. Severability. Consistent with the provisions of Section 22 hereof, wherever possible, each provision of this Guarantee will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.
     35. Amendment, Restatement, and Continuation of Original Guarantee. Completion Guarantor irrevocably acknowledges and confirms: (a) that this Guarantee constitutes an amendment, restatement, and uninterrupted continuation of the Original Guarantee, (b) that the Completion Guarantor’s obligations hereunder were first incurred to the extent set forth therein upon the initial execution and delivery of the Original Guarantee, (c) that nothing contained in the Credit Agreement or in any other loan document involving the Borrower impairs or otherwise adversely affects or shall be deemed to have impaired or to have otherwise adversely affected any of the Completion Guarantor’s obligations under the Original Guarantee as amended and restated herein, (d) that such Original Guarantee, as amended and restated herein, otherwise remains in full force and effect, (e) that the Completion Guarantor hereby reaffirms and ratifies the Original Guarantee, as amended and restated herein, in each and every respect, and (f) that this Guarantee constitutes its valid and binding obligations.
[Signature Page to Follow]

     IN WITNESS WHEREOF, Completion Guarantor has caused this Guarantee to be duly executed and delivered as of the day and year first written above.

MGM MIRAGE, a Delaware corporation
By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Senior Vice President, Asst. General Counsel & Asst. Secretary

AGREED AND ACCEPTED: BANK OF AMERICA, N.A., as Collateral Agent
By:	/s/ Maurice Washington
	Name:	Maurice Washington
	Title:	Vice President